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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this combined Registration Statement on Form S-3 of Tommy Hilfiger U.S.A., Inc. and Tommy Hilfiger Corporation of our report dated May 14, 1997, except Note 16 for which the date is January 31, 1998, relating to the combined financial statements of Pepe Jeans USA, Inc. and Pepe Jeans Far East Limited, appearing on page F-7 of the Tommy Hilfiger Corporation Proxy Statement dated March 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP
New York, New York
April 3, 1998